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                                                                   EXHIBIT 10.19

                                SIXTH AMENDMENT
                                      OF
                       HELLER INTERNATIONAL CORPORATION
                     EXECUTIVE DEFERRED COMPENSATION PLAN
                     ------------------------------------


     WHEREAS, Heller International Corporation ("HIC") has established the Heller International Corporation Executive Deferred Compensation Plan effective as of January 1, 1994 (the "Plan") for a select group of its management and highly compensated employees; and

     WHEREAS, Heller Financial, Inc. ("HFI"), Heller Financial Leasing,
Inc. ("HFLI"), Heller International Group, Inc. ("HIG") and Heller International Holdings, Inc. ("HIHI") have adopted the Plan for certain of their respective management and highly compensated employees in accordance with Section 7 of the Plan; and

     WHEREAS, the Plan has previously been amended and HIC has determined that further amendment thereof is necessary and desirable;

     NOW, THEREFORE, in exercise of the power reserved to the Compensation Committee of the Board of Directors of HIC by Section 8 of the Plan, the Plan is amended, effective January 1, 1997, in the following particulars:

     1.   By substituting the following for Section 2.3(a) of the Plan:

          "(a) All or any portion of his incentive payments (`Incentive Payments') under the Long-term Incentive Plan of Heller International Corporation with respect to performance in the calendar year in which the Deferral Election is made in increments of 1%."


Executed as of the 30th day of April, 1997.


                                 HELLER INTERNATIONAL CORPORATION


                                 By   /s/  Kristin M. Zivilik
                                   ---------------------------------
                                 Its  AVP, Human Resources, Benefits
                                    --------------------------------